REVISED SCHEDULE C

TO THE ADMINISTRATION AGREEMENT

IDENTIFICATION OF SERIES

THIS SCHEDULE C, dated as of December 29, 2010, is revised Schedule C to that certain Administration Agreement dated as of June 17, 1999 between the parties set forth below.

ASTON FUNDS

ASTON/TCH Fixed Income Fund

ASTON/Optimum Mid Cap Fund

ASTON/Veredus Aggressive Growth Fund

ASTON/Veredus Select Growth Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Fortis Real Estate Fund

ASTON Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Neptune International Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Cardinal Mid Cap Value Fund

ASTON Dynamic Allocation Fund

ASTON/M.D. Sass Enhanced Equity Fund

ASTON/New Century Absolute Return ETF Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Fasciano Small Cap Fund

ASTON/Herndon Large Cap Value Fund

ASTON/Crosswind Small Cap Growth Fund

ASTON/Singer Macro Allocation Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON FUNDS		ASTON ASSET MANAGEMENT, LP

By:	/s/ Gerald Dillenburg	By:	/s/ Kenneth Anderson

Name:	Gerald Dillenburg	Name:	Kenneth Anderson

Title:	Senior Vice President/Chief Compliance Officer	Title:	President